CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF TRUST OF VANECK PRIVATE GROWTH EQUITY FUND The undersigned certifies that: 1. The name of the statutory trust is VanEck Private Growth Equity Fund (the “Trust”). 2. The amendment to the Certificate of Trust of the Trust set forth below (the “Amendment”) has been duly authorized by the initial Trustee of the Trust: The First Article of the Certificate of Trust is hereby amended to read as follows: FIRST: The name of the statutory trust formed hereby is VanEck Private Growth Fund. 3. This Amendment shall become effective upon filing. 4. This Amendment is made pursuant to the authority granted to the Trustees of the Trust under Section 3810(b) of the Delaware Statutory Trust Act and pursuant to the authority set forth in the governing instrument of the Trust. IN WITNESS WHEREOF, the undersigned, being a Trustee of the Trust, has duly executed this Amendment on the 21st day of January, 2026. By: Name: Laura I. Martinez Title: Trustee

CERTIFICATE OF TRUST OF VANECK PRIVATE GROWTH EQUITY FUND This Certificate of Trust of VanEck Private Growth Equity Fund, a statutory trust (the “Trust”), executed by the undersigned trustee, and filed under and in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”), sets forth the following: FIRST: The name of the statutory trust formed hereby is VanEck Private Growth Equity Fund. SECOND: The address of the registered office of the Trust in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19808, New Castle County. The name of the Trust’s registered agent at such address is Corporation Service Company. THIRD: The Trust formed hereby is, or will become prior to or within 180 days following the first issuance of beneficial interests, an investment company registered under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.). FOURTH: Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series. FIFTH: The Trust is formed effective upon filing. IN WITNESS WHEREOF, the undersigned, being sole trustee of VanEck Private Growth Equity Fund, has duly executed this Certificate of Trust as of the 31st day of July, 2025. __________________________ Name: Laura I. Martinez Title: Trustee